[EXECUTION VERSION]
CHAIRMAN AGREEMENT
This CHAIRMAN AGREEMENT (the “Agreement”), effective as of March 1, 2017 (the “Effective Date”), is entered into by and between Third Point Reinsurance Ltd. (the “Company”) and the undersigned, John R. Berger.
RECITALS
WHEREAS, the undersigned has informed the Company of his intention to retire from his roles as an executive of the Company and, at the request of the Company, is willing to remain as Chairman of the Board of Directors of the Company (the “Board”) and as Chief Executive Officer of Third Point Reinsurance (USA) Ltd. (“TPREUS”) pursuant to the terms and conditions of this Agreement; and
WHEREAS, accordingly, effective as of the Effective Date, the undersigned shall continue as Chairman of the Board and as Chief Executive Officer of TPREUS as provided herein.
AGREEMENT
NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the undersigned, intending to be legally bound, hereby agree as follows:

1.	Transition Matters

(a)	Effect of the Effective Date; Services Following the Effective Date.

i.
Effective as of the Effective Date, the undersigned shall continue to serve, subject to the terms and provisions of this Agreement, as Chairman of the Board and Chief Executive Officer of TPREUS. The undersigned’s period of services as Chairman of the Board and Chief Executive Officer of TPREUS following the Effective Date and ending on December 22, 2017 is referred to herein as the “Initial Period”, and December 22, 2017 is referred to herein as the “Initial Period End Date”.

ii.
The services of the undersigned under this Agreement during the Initial Period shall be on a full-time and exclusive basis. As Chairman of the Board during the Initial Period, the undersigned shall set and conduct the agenda at Board meetings (in consultation as necessary with the other members of the Board), shall have such other duties as have been discussed with the Board and shall have such additional project-based duties consistent with his status as are assigned to the undersigned from time to time by the Board (collectively, the “Chairman Duties”). As Chief Executive Officer of TPREUS during the Initial Period, the undersigned will have such duties and responsibilities as are customarily associated with such position as assigned to him by the board of directors of TPREUS. The duties of the undersigned as described above will replace the executive duties and responsibilities set forth in the Employment Agreement, dated as of December 22, 2011, as amended, to which the undersigned and the Company are parties (the “Employment Agreement”).

iii.
During the Initial Period, the undersigned shall be paid his current base salary and shall continue to participate in the fringe and employee benefit plans and programs of the Company made available to the senior most executives of the Company. During the Initial Period, the undersigned shall also be entitled to receive the perquisites set forth in Section 3(e) of the Employment Agreement and the expense reimbursement set forth in Section 3(f) of the Employment Agreement.

The undersigned shall also be entitled to participate in the annual bonus program of the Company applicable to the Company’s senior executive officers in respect of the 2017 fiscal year of the Company. In addition, if unpaid as of the Effective Date, the Company shall pay or cause to be paid to the undersigned any unpaid portion of the undersigned’s annual bonus for the 2016 fiscal year on the same date as fiscal 2016 annual bonuses are paid to senior management of the Company.

(b)
Modification of Employment Agreement. From and after the Effective Date, neither the Company nor the undersigned shall have any further rights or obligations under the Employment Agreement other than those rights and obligations set forth in this Agreement.

(c)
No Disagreements. By entering into this Agreement, the undersigned confirms that he has no material disagreement regarding any matter relating to the operations, policies or practices of the Company or any of its affiliates and no knowledge of any failure of the Company or any of its affiliates or any of their employees, officers, directors or shareholders at any time to have complied with any legal or regulatory requirements applicable to any of the foregoing persons or individuals.

(d)
Treatment of Company Equity Incentives. From and after the Effective Date, the provisions of the applicable award agreements evidencing the options to purchase common shares of the Company owned by the undersigned (the “Options”) that require that the Options be exercised within specified periods of time following the undersigned’s termination of employment or services (the “Post Termination Exercise Provisions”) shall no longer apply, such that the Options may be exercised as provided in the award agreements until the normal expiration dates applicable thereto. In addition, from and after the Effective Date, the provisions of the applicable award agreements evidencing the performance shares granted to the undersigned (the “Performance Shares”) shall be modified such that should this Agreement not be renewed or extended by December 22, 2017 for any reason the Performance Shares shall remain outstanding through the scheduled vesting dates thereof and shall vest and/or be forfeited based on the satisfaction of the applicable performance goals to the same extent as if the undersigned’s services to the Company had not ended. Notwithstanding the preceding two sentences, the benefit of the immediately preceding two sentences is conditioned on the undersigned not engaging in an action that would constitute “Cause” under the Employment Agreement and ongoing compliance with this Agreement.

2.	Modification and Survival of Restrictive Covenants. As a condition to the Company’s entry into this Agreement and the benefits to the undersigned hereunder, the undersigned agrees as follows:

(a)
The undersigned shall be subject to the restrictive covenants contained in Section 7 of the Employment Agreement (the “Restrictive Covenants”) in accordance with their terms, except that (x) a “Restricted Enterprise” shall include only that group of reinsurers commonly included in the category of “hedge fund reinsurers” or “hedge fund re” (whether currently in existence or formed in the future); and (y) the duration of the Noncompetition Term as applicable to Section 7(b) only (related to noncompetition), as modified hereby, shall be twelve (12) months.

(b)
The Company acknowledges and agrees that nothing contained in Section 7(a) of the Employment Agreement shall be construed to limit the undersigned’s ability to communicate with or participate in any investigation or proceeding (including by providing documents or other information, without notice to the Company) regarding possible violations of federal securities laws that may be conducted by the U.S. Securities and Exchange Commission, the U.S. Department of Justice, U.S. Consumer Financial Protection Bureau or the U.S. Commodity Futures Trading Commission.

3.
D&O Liability Insurance. Section 9 of the Employment Agreement (regarding the right of the undersigned to continue to be covered by directors and officers liability insurance) is incorporated into this Agreement as if expressly set forth herein.

4.
Taxes. The undersigned shall be solely responsible for taxes imposed on the undersigned by reason of any compensation or benefits provided under this Agreement and all such compensation and benefits shall be subject to applicable federal, state and local withholding requirements.

5.
Miscellaneous. All payments to be made or benefits to be provided to the undersigned in accordance with this Agreement shall be made net of all applicable income and employment taxes required to be withheld from such payments. No party to this Agreement may assign this Agreement without the express written consent of the other parties, such consent not to be unreasonably withheld. The rights and obligations of the parties under this Agreement may be amended, modified, waived or discharged only with the written consent of the parties hereto. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and permitted assigns. Sections 15, 18 and 19 of the Employment Agreement shall apply to this Agreement as if set out in full herein. If any provision in this Agreement is held invalid or unenforceable for any reason, the remaining provisions shall be construed as if the invalid or unenforceable provision had not been included. This Agreement constitutes the entire agreement and understanding between the Company and its affiliates and the undersigned with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the undersigned and the Company relating to such subject matter. Any notices or other documents required to be delivered to the undersigned or the Company shall be sent as provided in Section 11 of the Employment Agreement. The parties to this Agreement agree to cooperate and to take such steps as may be reasonably necessary to give full effect to the transactions contemplated by this Agreement. This Agreement may be executed and delivered in counterparts (including via facsimile or .pdf file or by electronic delivery), each of which shall be deemed an original and all of which shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned, and the Company as of the first date written above.

/s/ John R. Berger
____________________________________
John R. Berger

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IN WITNESS WHEREOF, this Agreement has been executed by the undersigned and the Company as of the first date written above.
THIRD POINT REINSURANCE LTD.
/s/ J. Robert Bredahl
____________________________________
By: J. Robert Bredahl
Title: President & Chief Executive Officer